SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8K

       Current Report Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 29, 2003


                        JOHNSON & JOHNSON

     (Exact name of registrant as specified in its charter)


    New Jersey                1-3215           22-1024240

(State or other             Commission       (I.R.S. Employer
jurisdiction                File Number)     Identification No.)
of incorporation)



 One Johnson & Johnson Plaza, New Brunswick, New Jersey   08933

           (Address of principal executive offices)    (zip code)


Registrant's telephone number including area code: (732) 524-0400
Item 5.   Other Events.

The Company's Annual Report on Form 10-K includes certain non-GAAP disclosures in the sections titled Management's Discussion and Analysis of Results of Operations and Financial Condition ("MD&A") and the Summary of Operations and Statistical Data 1992-2002 ("Summary Data"). Described within Exhibit 99.15 are the Company's reasons for including such non-GAAP measures as well as a reconciliation of such measures to related GAAP measures.
Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

(c)  Exhibits

Exhibit No.       Description of Exhibit

99.15 Reconciliation of non-GAAP disclosures included in Form 10-K for the fiscal year ended December
                  29, 2002.





                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   JOHNSON & JOHNSON




Date: April 29, 2003          By: /s/ Stephen J. Cosgrove
                              Stephen J. Cosgrove
                              Chief Accounting Officer